SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

Porta Systems Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-08460

Delaware (State or other jurisdiction of incorporation or organization)	11-2203988 (IRS Employer Identification No.)

6851 Jericho Turnpike, Syosset, New York 11791 (Address of principal executive offices)

516-364-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective August 1, 2008, the Company entered into Amendment No. 31 with Cheyne Special Situations Fund, L.P. which amended an amended and restated loan and security agreement dated as of November 28, 1994, between the Company and Foothill Capital Corporation (now known as Wells Fargo Foothill, Inc.), as amended. The loan was assigned by Wells Fargo Foothill to SHF IX, LLC, which assigned it to Cheyne on February 7, 2007.

At June 30, 2008, the Company’s senior debt was $24,973,000, consisting of notes in the aggregate principal amount of $23,373,000 and a note in the principal amount of $1,600,000, and the Company’s subordinated debt consisted of (i) subordinated notes in the principal amount of $6,144,000, on which interest accrued through June 30, 2008 was $7,362,000, and (ii) convertible notes in the principal amount of $385,000, on which interest accrued through June 30, 2008 was $309,000.

On August 1, 2008, pursuant to Amendment No. 31, as well as an agreement dated May 8, 2008 between the Company and Cheyne, as amended and restated on June 20, 2008, and agreements with the holders of all of the Company’s subordinated notes in the principal amount of $6,144,000, the Company completed a debt restructuring as follows:

•
With respect to the notes in the aggregate principal amount of $23,373,000, Cheyne converted the notes into a note for $11,601,156 plus 7,038,236 shares of common stock, representing 70% of the common stock outstanding after giving effect to the reverse split and all of the issuances contemplated by the restructuring plan (the “Total Issuances”). The principal amount of the note represents the $10,000,000 principal amount of the note as contemplated by the June 20, 2008 agreement, plus interest of $1,601,156. The note will bear interest at 12.5% per annum and will be amortized on a payment schedule over its 6¾-year term with a final payment of $2,101,156 due on March 31, 2015. The new note continues to constitute senior debt.

•	The note in the principal amount of $1,600,000 was extended to December 31, 2008. This note continues to constitute senior debt.

•
The holders of all Company’s subordinated notes converted the entire principal amount of the notes, together with accrued interest into subordinated notes in the principal amount of $1,750,000 and 1,407,667 shares of common stock, representing 14% of the common stock outstanding after giving effect to the reverse split and the Total Issuances. The $1,750,000 note will be repaid based upon a 25-year amortization schedule and will mature January 31, 2016. Such debt will bear interest at 10% annually payable quarterly in arrears.

•
The Company agreed to offer the holders of the Company’s convertible debentures in the principal amount of $385,000, including accrued interest, the right to convert the principal and accrued interest on their debentures into subordinated notes in the principal amount equal to their proportionate share (based on the principal amount of debentures) of $100,000 and their proportionate shares of 100,546 shares of common stock, representing 1% of the common stock outstanding after giving effect to the reverse split and the Total Issuances. These notes will have a 25-year amortization schedule and a 7½ year maturity date. The $100,000 notes will bear interest at 10% annually payable quarterly in arrears.

•	The Company issued 603,277 shares of common stock, representing 6% of the common stock outstanding after giving effect to the reverse split and the Total Issuances, to key officers and employees.

•	Certain other creditors have agreed to accept substantial discounts on their outstanding claims.

In addition, for services relating to the debt restructuring, the Company agreed to pay Advicorp, PLC a fee of $200,000, payable in 25 equal monthly installments commencing January 2009 and to grant Advicorp a warrant to purchase 201,072 shares of common stock at an exercise price equal to the average closing price of the common stock on the five trading days commencing August 31, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

On August 1, 2008, the Company issued the following shares of common stock. See Item 1.01 for more information relating to the stock issuances.

Name or Group	Shares
Gate Systems Holdings Ltd.*	7,038,236
Holders of subordinated notes	1,407,667
Key employees	603,277
Total	9,049,180

* Gate Systems Holdings Ltd. is the nominee of Cheyne.

In addition, the Company may issue up to an additional 100,546 shares of common stock to the holders of the Company’s convertible subordinated debentures.

The following is a schedule of the issuances of stock to key employees:

Name	Position	Shares
Edward B. Kornfeld	Chief executive officer and chief financial officer	250,000
John Terrill	United Kingdom managing director	90,000
Ralph De Pascale	Vice president operations, sales and marketing	77,500
Monica Greer	Director of Mexico plant operations and Telmex and South America sales/marketing	62,500
Al Squillante	Director of engineering	45,000
Richard Schwarz	General manager signal processing division	45,000
Michael Tancredi	Senior vice president, secretary and treasurer	22,000
Leslie Brand	Corporate controller	11,277
Total		603,277

The issuances described in this Item 3.02 were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. The shares are being acquired for investment and the stock certificates bear a restricted stock legend.

For services relating to the debt restructuring, the Company agreed to pay Advicorp, PLC a fee of $200,000, payable in 25 equal monthly installments commencing January 2009, and granted Advicorp a warrant to purchase 201,072 shares of common stock at an exercise price equal to the average closing price of the common stock on the five trading days commencing August 31, 2008. Marco M. Elser, a director, is the chief executive officer of Advicorp.

The Company will issue shares in order to round up fractional shares resulting from the reverse split to the next higher whole number of shares. The Company does not know the exact number of shares that may be issued. Any such issuance does not constitute a sale pursuant to Section 2(3) of the Securities Act of 1933, as amended.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of Delaware, effective July 31, 2008, which effected a one-for-11.11 reverse split of the issued and outstanding common stock. As a result of the reverse split, each share of common stock was converted into 0.0900090009 share of common stock. The reverse split reduced the number of outstanding shares of common stock from 10,053,617 shares to approximately 904,916 shares. Any stockholder who beneficially owns a fractional share of the Company’s common stock as a result of the reverse stock split will receive such additional fractional share as will result in the holder having a whole number of shares. The amendment did not change the par value, which remains at $0.01 per share, or the number of authorized shares of common stock, which remains at 20,000,000 shares.

Item 7.01 Regulation FD Disclosure

On August 4, 2008, the Company issued a press release reporting the approval by stockholders of the one-for-11.11 reverse split.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation
4.1	Amended and restated secured promissory note dated as of August 1, 2008, issued to Cheyne Special Situations Fund L.P.
4.2	Form of subordinated note issued to the holders of the Company’s subordinated notes
99.1	Amendment No. 31 to amended and restated loan and security agreement between the Company and Cheyne Special Situations Fund L.P.
99.2	Agreement dated June 20, 2008 between the Company and Cheyne Special Situations Fund L.P.
99.3	Press release dated August 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Porta Systems Corp.

Date: August 6, 2008	By:	/s/ Edward B. Kornfeld
Edward B. Kornfeld
Chief Executive Officer and
Chief Financial Officer